                                                                    EXHIBIT 10.8

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                      PREFERRED STOCK PURCHASE AGREEMENT


                                    BETWEEN


                       NEW CENTURY FINANCIAL CORPORATION


                                      AND


                                 U.S. BANCORP



                                  Dated as of

                                 July 26, 1999

                      PREFERRED STOCK PURCHASE AGREEMENT


     This PREFERRED STOCK PURCHASE AGREEMENT dated as of July 26, 1999, is made between New Century Financial Corporation, a Delaware corporation (the "Company"), and U.S. Bancorp, a Delaware corporation (the "Purchaser").


                                   RECITALS

     WHEREAS, the Company wishes to sell, and the Purchaser wishes to purchase, 20,000 shares (the "Shares") of the Series 1999A Convertible Preferred Stock (the "Preferred Stock") of the Company upon the terms and conditions set forth herein; and

     WHEREAS, concurrent with the closing of the sale of the Shares the Purchaser and the Company intend to enter into an agreement (the "Registration Rights Agreement") relating to the registration for public sale under the Securities Act of 1933 of the shares the Company's Common Stock issuable upon conversion of the Preferred Stock; and

     WHEREAS, the Company and the Purchaser wish to set forth in this Agreement certain other terms and conditions for the sale and purchase of the Shares.

                                   AGREEMENT

     NOW, THEREFORE, the Purchaser and the Company hereby agree as follows:

     1.   Authorization of the Shares.  The Company has authorized the
          ---------------------------
issuance and sale of the Shares to the Purchaser. The Preferred Stock will have the relative rights and preferences set forth in the Certificate of Designations attached as Exhibit A to this Agreement.

     2.   Sale of Shares. Subject to the terms and conditions of this Agreement,
          --------------
at the Closing the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, 20,000 Shares at a purchase price of $1,000 per Share.

     3.  Closing Date; Delivery.
         ----------------------

          3.1  Closing Date. Following the satisfaction or waiver of all
               ------------
conditions to the obligations of the parties to consummate the transactions contemplated hereby as set forth in Article 7, the closing (the "Closing") of the purchase and sale of Shares pursuant to this Agreement will take place at 9:00 a.m. at the offices of Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402, on July 26, 1999, or at such other time and place as the Company and the Purchaser may agree (the date of the Closing is hereinafter referred to as the "Closing Date").

          3.2  Delivery. At the Closing, the Company will deliver to the
               --------
Purchaser a certificate registered in the Purchaser's name representing the Shares purchased by the Purchaser at the Closing, and the Purchaser will pay the purchase price for the Shares being purchased by wire transfer.

     4.   Definitions. Unless the context otherwise requires, the terms defined
          -----------
in this Section 4 shall have the meanings herein specified for all purposes of this Agreement. Certain other capitalized terms used herein are defined elsewhere in this Agreement.

          "Affiliate" means any person that directly or indirectly controls or is controlled by, or is under common control with, another specified person.

          "Agreement" means this Preferred Stock Purchase Agreement.

          "BHCA" is defined in Section 6.2.

          "Basket Amount" is defined in Section 11.12.

          "Closing" is defined in Section 3.1.

          "Closing Date" is defined in Section 3.1.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the shares of common stock, par value $.01 per share, of the Company.

          "Conversion Shares" shall mean the shares of Common Stock issuable upon the conversion of the Shares.

          "DGCL" is defined in Section 5.14.

          "Disclosure Schedules" is defined in Section 5.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Federal Reserve" means the Board of Governors of the Federal Reserve System or any agency having regulatory responsibility with respect to the Purchaser under the BHCA.

          "Form 10-K Report" is defined in Section 5.4(a).

          "Form 10-Q Report" is defined in Section 5.4(a).

          "Latest Balance Sheet" is defined in Section 5.4(b).

          "Liabilities" is defined in Section 5.6.

          "Losses" is defined in Section 11.12.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, liabilities, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole, or (b) on the ability of the Company to perform its obligations under or with respect to, or to consummate the transactions contemplated by, this Agreement.

          "OCC" means the Office of the Comptroller of the Currency or any agency having regulatory responsibility with respect to any national bank subsidiary of the Purchaser under the National Bank Act.

          "Person" means any natural person, corporation, limited liability company, association, partnership (general or limited), joint venture, proprietorship, governmental body, trust, estate, association, custodian, nominee or any other individual or entity, whether acting in an individual, fiduciary, representative or other capacity.

          "Preferred Stock" is defined in the Recitals to this Agreement.

          "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement to be dated as of the Closing Date between the Company and the Purchaser relating to the registration under the Securities Act of the Conversion Shares the form of which has been hereto as Exhibit B.

          "Related Statements" is defined in Section 5.4(b).

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Shares" is defined in the Recitals to this Agreement.

          "Subsidiary" is defined in Section 5.1.

          "Subsidiaries" means the entities identified as subsidiaries on
Schedule 5.5.

          "Takeover Laws" is defined in Section 5.14.

          "Year 2000 Compliant" is defined in Section 5.13.

          "Year 2000 Problem" is defined in Section 5.13.

          "1998 Certificate of Designations" means the Certificate of Designations for the Series 1998A Convertible Preferred Stock of the Company, as filed with the Delaware Secretary of State on November 24, 1998.

     5.   Representations and Warranties by the Company. Except as disclosed in
          ---------------------------------------------
the Disclosure Schedules delivered by the Company herewith (the "Disclosure Schedules"), the Company hereby represents and warrants to the Purchaser that:

          5.1. Organization and Qualification.  The Company is a corporation
               ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to carry on its business as now conducted. New Century Mortgage Corporation (the "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of California and has the requisite corporate power to carry on its business as now conducted. The copies of the charter and the bylaws of each of the Company and the Subsidiary which have been provided to Purchaser prior to the date of this Agreement are correct and complete and reflect all amendments made thereto through the date hereof. Each of the Company and the Subsidiary is licensed or qualified to do business in every jurisdiction in which the nature of its respective business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not reasonably be expected to have a Material Adverse Effect.

          5.2. Authority Relative to this Agreement; Non-Contravention. The
               -------------------------------------------------------
Company has the requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, the Registration Rights Agreement and such transactions. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies and except as the indemnification provisions of the Registration Rights Agreement may be limited by principles of public policy. Except as set forth on
Schedule 5.2, neither the Company nor any of the Subsidiaries is subject to, or obligated under, any provision of (a) its charter or bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement or the Registration Rights Agreement or the consummation of the transactions contemplated hereby or thereby, other than any such breaches, violations, terminations, accelerations or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Assuming the accuracy of the representations of Purchaser contained in Section 6, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of the Company or the Subsidiary for the consummation by the Company of the transactions contemplated by this Agreement or the Registration Rights Agreement.

          5.3. Capitalization. The authorized, issued and outstanding capital
               --------------
stock of the Company as of the date hereof is set forth on Schedule 5.3. All of the issued and outstanding shares of capital stock of the Subsidiary are owned by the Company, free and clear of any lien, pledge, security interest, encumbrance or charge of any kind. The issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. Except as set forth on Schedule 5.3, there are no options, warrants, conversion privileges or other rights, agreements, plans, arrangements or commitments obligating the Company or the Subsidiary to issue, sell, purchase or redeem any shares of their capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of their capital stock or of any of their subsidiaries or affiliates, nor are there any stock appreciation, phantom or similar rights outstanding based upon the book value or any other attribute of any of the capital stock of the Company, or the earnings or other attributes of the Company. The Company has heretofore delivered to Purchaser true and correct copies of all such agreements, arrangements (including all stock option and other stock-based plans) or commitments identified on Schedule 5.3.

          5.4. Exchange Act Reports; Financial Statements.
               ------------------------------------------

          (a) Prior to the execution of this Agreement, the Company has delivered or made available to the Purchaser complete and accurate copies of (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as amended (the "Form 10-K Report"), as filed under the Exchange Act with the Commission, (b) all proxy statements and annual reports to shareholders of the Company used in connection with meetings of its shareholders held since June 25, 1997, and (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (the "Form 10-Q Report"), as filed under the Exchange Act with the Commission. As of their respective dates, such documents (x) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) complied as to form in all material respects with the applicable laws and rules and regulations of the Commission. Since June 25, 1997, the Company has filed in a timely manner all reports that it was required to file with the Commission pursuant to the Exchange Act.

          (b) The Company has furnished Purchaser with a copy of the consolidated balance sheet of the Company as of June 30, 1999 (the "Latest Balance Sheet") and the related statements of operations for the six-month period then ended (the "Related Statements"). The Latest Balance Sheet and the Related Statements have been prepared on a basis consistent with the financial statements included in the Form 10-K, except for the absence of notes and normal year end adjustments consistent with past practice. The Latest Balance Sheet and the Related Statements fairly present the consolidated financial position of the Company and as of the date thereof and the consolidated results of operations and, as applicable, changes in shareholders' equity and cash flows for the period then ended.

          5.5. Subsidiary. Except as disclosed on Schedule 5.5, neither the
               ----------
Company nor the Subsidiary owns any stock, partnership interest, joint venture interest or any other security issued by any other corporation, organization or entity. Other than the Subsidiary, NC Capital Corporation and PWF Corporation, the assets and operations of the entities listed on Schedule 5.5, individually and in the aggregate, are not material to the Company and the Subsidiary, taken as a whole.

          5.6. Absence of Undisclosed Liabilities.  All of the obligations or
               ----------------------------------
liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted, including taxes) ("Liabilities") required to be reflected on the "Latest Balance Sheet" in accordance with generally accepted accounting principles have been so reflected. To the best knowledge of the Company and the Subsidiary, neither the Company nor any of the Subsidiaries has any Liabilities except (a) as reflected on the Latest Balance Sheet, (b) Liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business, none of which is an uninsured liability which could reasonably be expected to have a Material Adverse Effect, (c) Liabilities which have arisen outside of the ordinary course of business, none of which is an uninsured liability which could reasonably be expected to have a Material Adverse Effect or (d) as otherwise disclosed on
Schedule 5.6.

          5.7. No Material Adverse Changes.  Since the date of the Latest
               ---------------------------
Balance Sheet, there has been no adverse change in, and no event, occurrence or development in, the business of the Company or any of the Subsidiaries that, taken together with other events, occurrences and developments with respect to such business, has had, or would reasonably be expected to have, a Material Adverse Effect; provided that, for purposes of this Section 5.7 only, general industry trends in the subprime mortgage lending market, including those set forth on Schedule 5.7, shall not be deemed to be such a change, event, occurrence or development.

          5.8. Tax Matters. Neither the Company nor any of the Subsidiaries is
               -----------
delinquent in the payment of any material foreign, federal, state or local tax or in the payment of any material assessment or governmental charge. The Company and each of the Subsidiaries has filed all required foreign, federal, state or local tax returns or appropriate extension requests on a timely basis, except for such returns or requests which the failure to file would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has requested any extension of time within which to file any tax return that has not since been filed. Neither the Company nor any of the Subsidiaries has received notice of any tax deficiency proposed or assessed against it or has executed any waiver of any statute of limitations on the assessment or collection of any tax.

          5.9.  Litigation. There are no actions, suits, proceedings, orders or
                ----------
investigations pending or, to the best knowledge of the Company and the Subsidiary, threatened against the Company or any of the Subsidiaries, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 5.9 are each of such pending actions, suits, proceedings, orders or investigations as of the date of this Agreement which could reasonably be expected to have a Material Adverse Effect.

          5.10. Compliance with Laws; Permits. The Company and each of the
                -----------------------------
Subsidiaries has complied in all respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the business or any owned or leased properties of the Company or any of the Subsidiaries and to which the Company or any of the Subsidiaries is subject, except where the failure to do so would not have a Material Adverse Effect. No claims have been filed by such governments or agencies against the Company or any of the Subsidiaries alleging failures to comply with any such law or regulation which claims (a) individually or in the aggregate, if successful, could reasonably be expected to have a Material Adverse Effect, and (b) have not been resolved to the satisfaction of such governments or agencies. The Company and each of the Subsidiaries holds all of the permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of the business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

          5.11. Shares. The Shares to be sold to the Purchaser at the Closing,
                 ------
when issued and paid for pursuant to the terms of this Agreement, will be duly and validly authorized, issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions.

          5.12. No Brokers or Finders.  No Person has or will have, as a result
                ---------------------
of any act or omission of the Company, any right, interest or valid claim against the Company or the Purchaser for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

          5.13. Year 2000 Compliance.  The Company has (a) initiated a review
                --------------------
and assessment of all areas of its business and operations and of each of its Subsidiaries (including those affected by their respective suppliers, vendors and customers) that could be adversely affected by the risk that computer applications used by it or any of the Subsidiaries (or their respective suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (the "Year 2000 Problem"), (b) developed a plan and timetable for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Company believes that all computer applications used by it or any of the Subsidiaries (or their respective suppliers, vendors and customers) are reasonably expected on a timely basis to be Year 2000 Compliant (as defined below), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect. The costs of all assessment, remediation, testing and integration related to the Company's plan for becoming Year 2000 Compliant is not reasonably expected to have a Material Adverse Effect. As used in this Agreement, the term "Year 2000 Compliant" shall mean the ability of such computer application to (w) consistently and accurately handle date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates; (x) function accurately substantially in accordance with its specifications and without material interruption before, during and after January 1, 2000, without any change of operations associated with the advent of the new century; (y) respond to any two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (z) store and provide output of date information in ways that are unambiguous as to century.

          5.14. Takeover Laws. The Company has taken all action required to be
                -------------
taken by it, if any, in order to exempt the purchase and sale of the Shares from, and such transaction is exempt from, the requirements of any "moratorium", "control share", "fair price" or other antitakeover laws and regulations of the States of Delaware and California (collectively, "Takeover Laws"), including, without limitation, Section 203 of the Delaware General Corporation Law ("DGCL").

     6.   Representations and Warranties of the Purchaser.  The Purchaser
          -----------------------------------------------
hereby represents and warrants to the Company that:

          6.1   Investment Representations.  The Shares being acquired by the
                --------------------------
Purchaser are being purchased for the Purchaser's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. The Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that the reliance of the Company upon this exemption from such registration is predicated in part upon the representations and warranties of the Purchaser contained herein. The Purchaser is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment to be made hereunder by the Purchaser.

          6.2. Organization and Qualification.  The Purchaser is a corporation
               ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to carry on its business as now conducted. The Purchaser is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended from time to time, including any regulations or orders of the Federal Reserve thereunder (the "BHCA"). The Purchaser is licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not reasonably be expected to have a material adverse effect on (a) the business, assets, liabilities, results of operations or financial condition of the Purchaser or (b) on the ability of the Purchaser to perform its obligations under or with respect to, or to consummate the transactions contemplated by, this Agreement.

          6.3. Authority Relative to this Agreement; Non-Contravention. The
               -------------------------------------------------------
Purchaser has the requisite corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on behalf of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies and except as the indemnification provisions of the Registration Rights Agreement may be limited by principles of public policy. The Purchaser is neither subject to, nor obligated under, any provision of (a) its charter or bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or
(d) any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than any such breaches, violations, terminations, accelerations or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (y) the business, assets, liabilities, results of operations or financial condition of the Purchaser and its subsidiaries, taken as a whole, or (z) on the ability of the Purchaser to perform its obligations under or with respect to, or to consummate the transactions contemplated by, this Agreement. Assuming the accuracy of the representations of the Company contained in Section 5, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of the Purchaser for the consummation by the Purchaser of the transactions contemplated by this Agreement.

          6.4  No Brokers or Finders.  No Person has or will have, as a result
               ---------------------
of any act or omission of the Purchaser, any right, interest or valid claim against the Company or the Purchaser for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

          6.5  Restriction on Transfer of Shares.
               ---------------------------------

          (a) The Purchaser acknowledges and agrees that the Shares and the Conversion Shares are only transferable pursuant to (i) a public offering registered under the Securities Act, (ii) Rule 144 promulgated by the Commission under the Securities Act (or any similar rule then in effect) if such rule is available and (iii), subject to the conditions specified elsewhere in this
Section 6.5, any other legally available means of transfer.

          (b)  Legend.  Each certificate representing Shares shall be endorsed
               ------
with the following legend:

     "The shares represented by this certificate may not be transferred without (i) an opinion of counsel satisfactory to this corporation that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended, and all applicable state securities laws or (ii) such registration."

Upon the conversion of any Shares, unless the Company receives an opinion of counsel satisfactory to the Company to the effect that a subsequent transfer of the Conversion Shares may be made without registration or further restriction or transfer, or unless such Conversion Shares are being disposed of pursuant to a registration statement filed under the Securities Act, the same legend shall be endorsed on each certificate evidencing such Conversion Shares.

          (c)  Removal of Legend.  Any legend endorsed on a certificate
               -----------------
evidencing Shares or Conversion Shares pursuant to Section 6.5(b) hereof shall be removed, and the Company shall issue a certificate without such legend to the holder of such Shares or Conversion Shares, if such Shares or Conversion Shares are being disposed of pursuant to a registration statement filed under the Securities Act or pursuant to Rule 144 or any similar rule then in effect or if such holder provides the Company with an opinion of counsel satisfactory to the Company to the effect that a transfer of such Shares or Conversion Shares may be made without registration. In addition, if the holder of such Shares or Conversion Shares delivers to the Company an opinion of such counsel to the effect that no subsequent transfer of such Shares or Conversion Shares will require registration under the Securities Act, the Company will promptly deliver new certificates evidencing such Shares or Conversion Shares that do not bear the legend set forth in Section 6.5(b).

     7.   Conditions to Closing.
          ---------------------

          7.1  Conditions to Purchaser's Obligation. The Purchaser's obligation
               ------------------------------------
to purchase and pay for the Shares is subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by the Purchaser:

          (a) Representations and Compliance.  The representations and
              ------------------------------
warranties of the Company in this Agreement shall have been true and correct as of the date hereof, and such representations and warranties shall be true and correct as of the Closing Date as if made at and as of the Closing Date; and the Company shall have performed in all material respects each obligation and agreement and complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date.

          (b) Officers' Certificate of the Company.  The Company shall have
              ------------------------------------
furnished to the Purchaser a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, in which such officers shall certify on behalf of the Company that (ii) the conditions set forth in Section 7.1(a) have been fulfilled, and (ii) except as disclosed in such certificate, Schedule 5.9 is true and correct as of the Closing Date.

          (c) Secretary's Certificate.    The Company shall have furnished to
              -----------------------
the Purchaser (i) copies of the text of the resolutions by which the corporate action on the part of the Company necessary to approve this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby were taken, and (ii) a certificate dated as of the Closing Date executed on behalf of the Company by its corporate secretary or one of its assistant corporate secretaries certifying to the Purchaser that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded.

          (d) Material Adverse Change.  Since the date of this Agreement, there
              -----------------------
shall have been no adverse change in, and no event, occurrence or development in, the business of the Company or the Subsidiary that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a Material Adverse Effect.

          (e) Proceedings.  All corporate proceedings and actions taken by the
              -----------
Company in connection with the transactions contemplated by this Agreement (including the authorization of the Shares through the filing of the Certificate of Designations in the State of Delaware) and all certificates, agreements, instruments and other documents referenced herein or incident to any such transaction shall be reasonably satisfactory in form and substance to the Purchaser.

          (f) Registration Rights Agreement.  The Company shall have executed
              -----------------------------
and delivered to the Purchaser the Registration Rights Agreement substantially in the form attached hereto as Exhibit B.

          (g) Absence of Undisclosed Liabilities As of the Closing Date, neither
              ----------------------------------
the Company nor any of the Subsidiaries has any Liabilities except (a) as reflected on the Latest Balance Sheet, (b) Liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business, none of which is an uninsured liability which could reasonably be expected to have a Material Adverse Effect, (c) Liabilities which have arisen outside of the ordinary course of business, none of which is an uninsured liability which could reasonably be expected to have a Material Adverse Effect or (d) as otherwise disclosed on Schedule 5.6.

          7.2  Conditions to Obligations of the Company.  The obligation of
               ----------------------------------------
the Company to issue and sell the Shares to the Purchaser is subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by the Company:

          (a)  Representations and Compliance.  The representations and
               ------------------------------
warranties of the Purchaser in this Agreement shall have been true and correct as of the date hereof, and such representations and warranties shall be true and correct as of the Closing Date as if made at and as of the Closing Date; and the Purchaser shall have performed in all material respects each obligation and agreement and complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date.

          (b)  Officers' Certificate of the Purchaser.  The Purchaser shall have
               --------------------------------------
furnished to the Company a certificate of a senior executive officer of the Purchaser, dated as of the Closing Date, in which such officer shall certify, on behalf of the Purchaser, that the conditions set forth in Section 7.2(a) have been fulfilled.

          (c)  Material Adverse Change.  Since the date of this Agreement, there
               -----------------------
shall have been no adverse change in, and no event, occurrence or development in, the business of the Purchaser that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under or with respect to, or to consummate the transactions contemplated by, this Agreement.

          (d)  Proceedings.  All corporate proceedings and actions taken by the
               -----------
Purchaser in connection with the transactions contemplated by this Agreement and all certificates, agreements, instruments and other documents referenced herein or incident to any such transaction shall be reasonably satisfactory in form and substance to the Company.

          7.3  Mutual Conditions. The obligation of either of the parties hereto
               -----------------
to consummate the transactions contemplated hereby is subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part only by the party against whom enforcement of this Agreement is sought:

          (a)  No Injunction. No injunction or other order entered by a state or
               -------------
federal court of competent jurisdiction shall have been issued and remain in effect which would impair the consummation of the transactions contemplated hereby.

          (b)  No Prohibitive Change of Law.  There shall have been no law,
               ----------------------------
statute, rule or regulation, domestic or foreign, enacted or promulgated which would materially impair the consummation of the transactions contemplated hereby.

          (c)  Governmental Action.  There shall not be any action taken, or any
               -------------------
statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or other court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in restraining or prohibiting the consummation of the transactions contemplated hereby or obtaining material damages from the Company or any of the Subsidiaries, or the Purchaser or any of Purchaser's subsidiaries, in connection with the transactions contemplated hereby.

     8.   Covenants of the Company.  The Company covenants and agrees with the
          ------------------------
Purchaser that:

          8.1  Use of Proceeds. The proceeds from the sale of the Shares shall
               ---------------
be used for working capital and general corporate purposes (other than dividends and extraordinary disbursements).

          8.2  Regulatory Compliance.
               ---------------------

          (a) As long as the Shares or the Conversion Shares are owned and controlled by the Purchaser or by a nonbank subsidiary of the Purchaser, the Company shall (i) conduct its current activities in conformity with the Federal Reserve's regulations and orders under the BHCA governing such activities, (ii) not engage in any new activities (A) that are impermissible for any bank holding company under the BHCA and (B) until the Purchaser has provided prior notice to the Federal Reserve, if required, under the BHCA of the Purchaser's intent to engage in such activities and, if required, obtained the prior approval of the Federal Reserve under the BHCA to engage in such activities through the Company, and (iii) be subject to supervision and examination by the Federal Reserve; provided, however, that the Company need not comply with this Section 8.8(a) in
-----------------------
the event (i) that the Shares or the Conversion Shares represent less than 5% of any "class of voting shares" (as such term is defined in the Federal Reserve's regulations and orders) of the Company or (ii) that the Purchaser ceases to be regulated as a bank holding company under the BHCA.

          (b) Following the assignment and transfer of the Shares or the Conversion Shares to a national bank subsidiary of the Purchaser and, following such assignment and transfer, for as long as the Shares or the Conversion Shares are owned and controlled by a national bank subsidiary of the Purchaser, the Company shall (i) conduct its current activities in conformity with the OCC's regulations and orders under the National Bank Act governing such activities,
(ii) not engage in any new activities (A) that are impermissible for any national bank under the National Bank Act and (B) until the Purchaser has provided prior notice to the OCC, if required, under the National Bank Act of the Purchaser's intent to engage in such activities and, if required, obtained the prior approval of the OCC under the National Bank Act to engage in such activities through the Company, and (iii) be subject to supervision and examination by the OCC; provided, however, that the Purchaser shall not assign or transfer the Shares or the Conversion Shares to a national bank subsidiary of the Purchaser, unless and until the Purchaser determines, in its reasonable discretion, that the Company would be deemed to be an "affiliate" of Purchaser for purposes of Section 23A of the Federal Reserve Act as a result of Purchaser's ownership of the Shares or the Conversion Shares or any shares of Common Stock of the Company which Purchaser may acquire in its discretion in accordance with the terms of this Agreement or as a result of Purchaser's representation on the Company's Board of Directors or as otherwise as required by Section 23A of the Federal Reserve Act.

     9.   Mutual Covenants
          ----------------

          9.1  Brokers and Finders Fees.    Each of the parties hereto will
               ------------------------
indemnify and hold the other party harmless against any and all liability to any Person with respect to any commission, fee or other compensation as a finder or broker, or in any similar capacity, that may be payable or is determined to be payable in connection with the transactions contemplated by this Agreement by reason of any act or omission of the indemnifying party.

          9.2  Notification of Certain Matters.  Each party shall give prompt
               -------------------------------
notice to the other parties of (a) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue or inaccurate when made, at the Closing Date or at any time prior to the Closing Date, and (b) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          9.3  Takeover Laws. No party shall take any action that would cause
               -------------
the purchase and sale of the Shares to be subject to requirements imposed by any Takeover Law and each party shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the purchase and sale of the Shares, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, including, without limitation, Section 203 of the DGCL, or any other Takeover Laws that purport to apply to this Agreement, or the transactions contemplated hereby.

          9.4  Amendment to Credit Agreement. The Company and the Purchaser each
               -----------------------------
shall use their respective reasonable best efforts to cause an amendment in substantially the form attached hereto as Exhibit C (the "Amendment") to the Fourth Amended and Restated Credit Agreement dated as of May 26, 1999 by and among New Century Mortgage Corporation, the lenders party thereto and U.S. Bank National Association, as Agent (the "Credit Agreement") to be executed and delivered by the Required Lenders (as defined in the Credit Agreement) as promptly as practicable following the Closing.

     10.  Termination.
          -----------

          10.1 Methods of Termination.  Prior to Closing, this Agreement may be
               ----------------------
terminated as follows:

          (a)  by the mutual consent of the parties hereto; or

          (b) by either the Purchaser or the Company if there has been a misrepresentation, breach of warranty or breach of covenant on the part of the other party under this Agreement; or

          (c) by either the Purchaser or the Company, if any of the conditions to such party's obligation to consummate the transactions contemplated in this Agreement shall have become impossible to satisfy; or

          (d) by the Purchaser if, between the date hereof and the Closing Date, there shall have been any occurrence that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          10.2 Effect of Termination.  In the event of termination of this
               ---------------------
Agreement as provided in Section 10.1, this Agreement shall become void (other than Section 11.15 which shall remain in full force and effect) and there shall be no liability on the part of any party hereto, or their respective stockholders, officers, or directors.

     11.  Miscellaneous.
          -------------

          11.1 Press Releases and Announcements.  No party hereto shall issue
               --------------------------------
any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby without prior written approval of the other party hereto, except as may be necessary, in the opinion of counsel to the party seeking to make disclosure, to comply with any applicable laws, including securities laws. If any such press release is so required, the party making such disclosure shall, to the extent practicable, consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to all of the parties.

          11.2 Entire Agreement.  This Agreement (including the exhibits,
               ----------------
schedules and other documents referred to herein) and the Registration Rights Agreement contain the entire understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof and thereof. Notwithstanding the foregoing, this Agreement shall not amend or supercede and shall not affect the agreements of the Company and Purchaser contained in the Preferred Stock Purchase Agreement dated as of October 18, 1998 (including the exhibits, schedules and other documents referred to therein); provided, however, that the Registration Rights Agreement, dated as of November 24, 1998, between the Company and the Purchaser shall be amended and restated in its entirety as contemplated by the Registration Rights Agreement.

          11.3 Counterparts.  This Agreement may be executed in separate
               ------------
counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

          11.4 Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provisions of this Agreement will not be affected or impaired thereby.

          11.5 Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by Section 11.6, successors and assigns.

          11.6 Assignment.  This Agreement and the rights and obligations of the
               ----------
parties hereunder shall not be assignable, in whole or in part, by either party without the prior written consent of the other party.

          11.7 Modification, Amendment, Waiver or Termination.  No provision of
               ----------------------------------------------
this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

          11.8 Notices.  All notices, consents, requests, instructions,
               -------
approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail or electronic facsimile addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

Notices to the Purchaser:           with a copy to:
------------------------            --------------

U.S. Bancorp                        Dorsey & Whitney LLP
601 Second Avenue South             220 South Sixth Street
Minneapolis, Minnesota 55402        Minneapolis, Minnesota 55402
Attention: Lee R. Mitau, Esq.       Attention: Elizabeth C. Hinck, Esq.
Telecopy: (612) 973-4333            Telecopy: (612) 340-8738

Notices to the Company:             with a copy to:
-----------------------             --------------

New Century Financial Corporation    O'Melveny & Myers LLP
18400 Von Karman, Suite 1000         610 Newport Center Drive, 17th Floor
Irvine, California 92612             Newport Beach, California 92660
Attention: Brad A. Morrice           Attention: Karen K. Dreyfus, Esq.
Telecopy: 949-440-7033               Telecopy: 949-823-6994

Any party may change the address set forth above by notice to each other party given as provided herein.

          11.9   Headings.  The headings contained in this Agreement are for
                 --------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          11.10  Governing Law.  All matters relating to the interpretation,
                 -------------
construction, validity and enforcement of this Agreement shall be governed by the internal laws of the state of Delaware, without giving effect to any choice of law provisions thereof.

          11.11  Third-Party Benefit.  Nothing in this Agreement, express or
                 -------------------
implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

          11.12  Survival of Representations and Warranties.  Notwithstanding
                 ------------------------------------------
any investigation made by either of the parties hereto and notwithstanding the Closing or any actions taken after the execution hereof, the representations and warranties made in this Agreement shall survive for 18 months after the Closing Date, except for the representation and warranty in Section 5.11 which shall survive the Closing indefinitely. Purchaser shall not assert a claim against the Company for a breach or breaches of the representations and warranties made in this Agreement unless and until Purchaser has a claim or claims for damages, liabilities, losses or expenses arising from or relating to such breach or breaches ("Losses") in excess of $300,000 in the aggregate (the "Basket Amount"); provided that once Purchaser has a claim or claims for aggregate Losses in excess of the Basket Amount it shall be entitled to assert a claim against the Company for the entire amount of Purchaser's aggregate Losses.

          11.13  Jurisdiction and Venue.  This Agreement may be enforced in any
                 ----------------------
federal court or state court sitting in California, and each party consents to the jurisdiction and venue of any such court and waives any argument that venue in such forum is not convenient. If any party commences any action under any tort or contract theory arising directly or indirectly from the relationship created by this Agreement in another jurisdiction or venue, the other party to this Agreement shall have the option of transferring the case to the above-described venue or jurisdiction or, if such transfer cannot be accomplished, to have such case dismissed without prejudice.

          11.14  Remedies.  The parties agree that money damages may not be an
                 --------
adequate remedy for any breach of the provisions of this Agreement and that any party may, in its discretion, apply to any court of law or equity of competent jurisdiction for specific performance and injunctive relief in order to enforce or prevent any violations this Agreement, and any party against whom such proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law and agrees not to raise the defense that the other party has an adequate remedy at law.

          11.15  Expenses.  Except as otherwise expressly provided for herein,
                 --------
each party will pay its own expenses (including attorneys' and accountants' fees) incurred in connection with the negotiation of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

          11.16  No Adjustment to Conversion Rate.  The Purchaser hereby
                 --------------------------------
acknowledges and agrees that the issuance and sale of the Shares and the Conversion Shares do not and will not cause an adjustment to the Conversion Rate (as defined 1998 Certificate of Designations) of the Series 1998A Convertible Preferred Stock of the Company pursuant to Section 8 of the 1998 Certificate of Designations or otherwise.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

                              NEW CENTURY FINANCIAL CORPORATION


                              By: /s/ Robert K. Cole
                                  ------------------------------------------
                              Its: CEO
                                      -----------------------------



                              U.S. BANCORP


                              By: /s/ Lee R. Mitau
                                  ------------------------------------------
                                  Lee R. Mitau
                              Its Executive Vice President, General Counsel
                                   and Secretary

                                   EXHIBITS


EXHIBIT A................................... Form of Certificate of Designations

EXHIBIT B............ Form of Amended and Restated Registration Rights Agreement

EXHIBIT C........................... Form of First Amendment to Credit Agreement

                                                                       EXHIBIT A


                       NEW CENTURY FINANCIAL CORPORATION


                          CERTIFICATE OF DESIGNATIONS
                                      FOR
                   SERIES 1999A CONVERTIBLE  PREFERRED STOCK

        (PURSUANT TO DELAWARE GENERAL CORPORATION LAW, SECTION 151(G))

                                ______________


     The undersigned, being respectively the Chairman and Chief Executive Officer and the Secretary of New Century Financial Corporation (the "Corporation"), a corporation organized and existing under the Delaware General
 -----------
Corporation Law, in accordance with the provisions of the Delaware General Corporation Law, Section 151(g), do hereby certify that:

     Pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors on July 23, 1999, in accordance with the Delaware General Corporation Law, Section 151, duly adopted the following resolution establishing a series of 20,000 shares of the Corporation's Preferred Stock, to be designated as its Series 1999A Convertible Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") by the Certificate of
                         ------------------
Incorporation of the Corporation, the Board of Directors hereby establishes a series of Series 1999A Convertible Preferred Stock, of the Corporation and hereby states the number of shares, and fixes the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, of such series of shares as follows:

                   SERIES 1999A CONVERTIBLE PREFERRED STOCK

     Section 1.  Designation; Number of Shares.    The shares  of  such  series
                 -----------------------------
shall be designated as "Series 1999A Convertible Preferred Stock" (the "Convertible Preferred Stock"), and the number of shares constituting the
 ---------------------------
Convertible Preferred Stock shall be 20,000. Such number of shares may be decreased by resolution of the Board of Directors adopted and filed pursuant to the Delaware General Corporation Law, Section 151(g), or any successor provision; provided, that no such decrease shall reduce the number of authorized shares of Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire shares of Convertible Preferred Stock.

     Section 2.  Stated Capital.  The amount to be represented in the stated
                 --------------
capital of the Corporation for each share of Convertible Preferred Stock shall be $0.01.

     Section 3.  Rank.  The Convertible Preferred Stock (i) shall rank prior to
                 ----
all of the Corporation's Common Stock, par value $.01 per share (the "Common
                                                                      ------
Stock"), now outstanding or hereafter issued, both as to payment of dividends
-----
and as to distributions of assets upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary and (ii) shall rank on parity with all of the Corporation's Series 1998A Convertible Preferred Stock, par value $.01 per share (the 1998A Convertible Preferred Stock), now outstanding or hereafter issued, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

     Section 4.  Dividends and Distributions.
                 ---------------------------

     (a) The holders of shares of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of $70.00 per annum per share. Such dividends shall be fully cumulative, shall accumulate without interest from the date of original issuance of the Convertible Preferred Stock and shall be payable quarterly in arrears in cash on each January 31, April 30, July 31 and October 31, commencing October 31, 1999 (provided, that if any such date is a Saturday, Sunday or legal holiday in the place where such dividend is to be paid, then such dividend shall be payable without interest on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates as shall be fixed by the Board of Directors. Such record dates shall be not more than 60 nor less than 10 days preceding the respective dividend payment dates. The amount of dividends payable per share of Convertible Preferred Stock for each full quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and for any other period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to payment of dividends to the Convertible Preferred Stock (such Common Stock and other capital stock being referred to herein collectively as "Junior Dividend Stock"),
                                                        ---------------------
shall be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation of, any shares of Junior Dividend Stock unless and until all accumulated and unpaid dividends on the Convertible Preferred Stock, including the full dividend for the then-current quarterly dividend period, shall have been paid or declared and set apart for payment.

     (b) Notwithstanding the provisions of Section 4(a), dividends shall not be declared or paid, but shall accumulate, on the Convertible Preferred Stock until such time as the execution and delivery of the Amendment (as defined in the Preferred Stock Purchase Agreement dated as of July 26, 1999 between the Corporation and U.S. Bancorp (the "1999 Preferred Stock Purchase Agreement")) to
                                   ---------------------------------------
the Fourth Amended and Restated Credit Agreement dated as of May 26, 1999 by and among New Century Mortgage Corporation, the lenders party thereto and U.S. Bank

National Association, as Agent (the "Credit Agreement"), by the Required Lenders
                                     ----------------
(as defined in the Credit Agreement).

     (c) If at any time any dividend on any capital stock of the Corporation ranking senior as to payment of dividends to the Convertible Preferred Stock (such capital stock being referred to herein as "Senior Dividend Stock") shall
                                                 ---------------------
be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Convertible Preferred Stock unless and until all accumulated and unpaid dividends with respect to the Senior Dividend Stock, including the full dividend for the then-current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any capital stock of the Corporation ranking, as to payment of dividends, on a parity with the Convertible Preferred Stock (such capital stock being referred to herein as "Parity Dividend Stock") for any period unless full cumulative dividends have
 ---------------------
been, or contemporaneously are, paid or declared and set apart for payment on the Convertible Preferred Stock for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. No full dividends shall be paid or declared and set apart for payment on the Convertible Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on any Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full upon the Convertible Preferred Stock and any Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Convertible Preferred Stock and Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Convertible Preferred Stock and Parity Preferred Stock bear to each other.

     (d) Any reference to "distribution" contained in this Section 4 shall not be deemed to include any distribution made in connection with a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

     Section 5.  Liquidation Preference.  In the event of a liquidation,
                 ----------------------
dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount equal to the dividends accumulated and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, plus a sum equal to $1,000 per share, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other capital stock of the Corporation ranking junior as to liquidation rights to the Convertible Preferred Stock (such Common Stock and other capital stock being referred to herein collectively as "Junior Liquidation
                                                              ------------------
Stock"); provided, that such rights shall accrue to the holders of Convertible
-----
Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preferences of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Convertible Preferred Stock (such capital stock being referred to herein as "Senior Liquidation
                                                       ------------------
Stock") are fully met.  If upon liquidation, dissolution or winding up of the
-----
Corporation, the assets of the Corporation available for distribution after the liquidation preferences of any Senior Liquidation Stock are insufficient to pay the holders of the Convertible Preferred Stock and any other capital stock of the Corporation which ranks on a parity as to liquidation rights with the Convertible Preferred Stock, the entire assets of the Corporation then available for distribution shall be distributed ratably among the holders of the Convertible Preferred Stock and any other capital stock of the Corporation which ranks on a parity as to liquidation rights with the Convertible Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation preference of the shares of the Convertible Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Section 5.

     Section 6.  Redemption at Option of the Corporation.
                 ---------------------------------------

     (a) Subject to Section 6(b), the Corporation may not redeem the Convertible Preferred Stock prior to July 26, 2003. The Corporation, at its option, may, on or after July 26, 2003, redeem at any time all, or from time to time any portion, of the Convertible Preferred Stock on any date set by the Board of Directors, at $1,000 per share, plus an amount per share in cash equal to all dividends on the Convertible Preferred Stock accumulated and unpaid on such share, whether or not declared, to the date fixed for redemption (such sum being hereinafter referred to as the "Redemption Price").
                                      ----------------

     (b) The Corporation may, at its option, redeem the Convertible Preferred Stock concurrently with an Acquisition Event (as defined herein) if each of the following conditions are met: (i) the Corporation has complied with the covenants contained in Sections 8.4 and 8.5 of the Preferred Stock Purchase Agreement dated October 18, 1998 between the Corporation and U.S. Bancorp (the "1998 Preferred Stock Purchase Agreement") in all material respects; (ii) the
 ---------------------------------------
Purchaser (as defined in the 1998 Preferred Stock Purchase Agreement) has been notified in writing of all material terms of the Acquisition Proposal (as defined herein) that relates to such Acquisition Event; and (iii) either (A) such Purchaser, within 15 days of the first date on which it had been so notified of such Acquisition Proposal, failed to make an offer that is similar to, and on terms no less favorable to the Company and its shareholders than, the Acquisition Proposal; or (B) prior to the date of a definitive agreement with respect to an Acquisition Transaction with Purchaser or an affiliate of Purchaser, (x) the terms of the Acquisition Proposal are improved or a new proposal regarding an Acquisition Transaction that is financially superior to such original proposal (a "Superior Proposal") is received by the Company and
                           -----------------
the Purchaser fails to match such improved terms or such Superior Proposal within five business days of Purchaser's receipt of written notice of all material terms thereof or (y) the Purchaser withdraws its offer. Any redemption pursuant to this Section 6(b) shall be at the Redemption Price, and the redemption date for any such redemption shall not be earlier than, but may be concurrent with, the effective time of the Acquisition Event. For purposes of this Section 6(b), the following terms shall have the following meanings:
"Acquisition Proposal" shall mean a proposal relating to any of the following
 --------------------
actions: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; or (B) a sale, lease or transfer of a material amount of assets of the Company, or a reorganization, recapitalization, dissolution or liquidation of the Company; "Acquisition Transaction" shall mean
                                            -----------------------
any of the actions described in (A) or (B) of the definition of "Acquisition
                                                                 -----------
Proposal"; and "Acquisition Event" shall mean the consummation of an Acquisition
--------        -----------------
Transaction.

     (c)   The following provisions will apply to any redemption pursuant to
Section 6(a) or 6(b):

     (i) In case of the redemption of less than all of the then outstanding Convertible Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Convertible Preferred Stock at any time outstanding until all dividends accumulated and in arrears upon all Convertible Preferred Stock then outstanding shall have been paid for all past dividend periods.

     (ii) Not more than 60 nor less than 30 days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to the holders of record of the Convertible Preferred Stock to be redeemed, addressed to such shareholders at their last addresses as shown on the stock books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption; the redemption price; the place or places of payment; the then-effective Conversion Rate and Conversion Price (as defined in Section 7); that the right of holders of Convertible Preferred Stock called for redemption to exercise their conversion right pursuant to Section 7 shall expire as to such shares at the close of business on the date fixed for redemption (provided that there is no default in payment of the Redemption Price); that payment of the Redemption Price will be made upon presentation and surrender of certificates representing the shares of Convertible Preferred Stock; that accumulated but unpaid dividends to the date fixed for redemption will be paid on the date fixed for redemption; that accumulated but unpaid dividends will not be paid in the case of a conversion of Convertible Preferred Stock; and that on and after the redemption date, dividends will cease to accumulate on such shares.

     (iii) On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption (other than shares which have been duly surrendered for conversion at or before the close of business on the date fixed for redemption) shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If fewer than all the shares represented by any such surrendered certificate or certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accumulate on and after the date fixed for redemption, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be shareholders, and all rights whatsoever with respect to such shares (except the right of the holders thereof to receive the Redemption Price without interest upon surrender of their certificates) shall terminate.

     Section 7.  Conversion at Option of Holders.  Holders of Convertible
                 -------------------------------
Preferred Stock may, at their option upon surrender of the certificates therefor, convert any or all of their shares of Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock (and such other securities and property as they may be entitled to, as hereinafter provided) at any time after issuance thereof; provided, that such conversion right shall expire at the close of business on the date, if any, fixed for the redemption of Convertible Preferred Stock in any notice of redemption given pursuant to Section 6 hereof if there is no default in payment of the Redemption Price. Each share of Convertible Preferred Stock shall be convertible at the office of any transfer agent for the Convertible Preferred Stock, and at such other office or offices, if any, as the Board of Directors may designate, into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) as shall be equal to the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Shares of Convertible Preferred Stock may initially be converted into full shares of Common Stock at the rate of 46.80 shares of Common Stock for each share of Convertible Preferred Stock, subject to adjustment from time to time as provided in Section 8 (such conversion rate, as so adjusted from time to time, being referred to herein as the "Conversion Rate"). The "Conversion Price" shall be
                           ---------------          ----------------
equal to $1,000 divided by the Conversion Rate. Upon conversion, no adjustment or payment shall be made in respect of accumulated and unpaid dividends on the Convertible Preferred Stock surrendered for conversion.

     The right of holders of Convertible Preferred Stock to convert their shares shall be exercised by surrendering for such purpose to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock or other securities or property upon conversion of Convertible Preferred Stock in a name other than that of the holder of the shares of Convertible Preferred Stock being converted, nor shall the Corporation be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

     A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Convertible Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion, subject to the provisions of the next paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Convertible Preferred Stock on the new basis. The Corporation shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the Convertible Preferred Stock and shall use its best efforts to list such shares on each national securities exchange on which the

Common Stock is listed or to have such shares admitted for quotation on the Nasdaq National Market if the Common Stock is admitted for quotation thereon.

     Upon the surrender of certificates representing shares of Convertible Preferred Stock to be converted, duly endorsed or accompanied by proper instruments of transfer as provided above, the person converting such shares shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets as herein provided.

     No fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation shall pay in cash an amount equal to the product of (a) the Closing Price of a share of Common Stock (as defined in the next sentence) on the last trading day before the conversion date and (b) such fraction of a share. The "Closing Price" for such day shall be the last reported sale price regular way
 -------------
or, in case no sale takes place on such day, the average of the closing bid and asked prices regular way on such day, in either case as reported on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market System, or, if the Common Stock is not admitted for quotation on the Nasdaq National Market System, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through Nasdaq, or, if the National Association of Securities Dealers, Inc. through Nasdaq shall not have reported any bid and asked prices for the Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purpose, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of the Common Stock on such day as determined in good faith by the Board of Directors of the Corporation.

     Section 8.  Adjustments to Conversion Rate.  Notwithstanding anything in
                 ------------------------------
this Section 8 to the contrary, no change in the Conversion Rate shall be made until the cumulative effect of the adjustments called for by this Section 8 since the date of the last change in the Conversion Rate would change the Conversion Rate by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Rate shall be changed to reflect all adjustments called for by this Section 8 and not previously made. Subject to the foregoing, the Conversion Rate shall be adjusted from time to time as follows:

          (a) In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly owned subsidiary of the Corporation), or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall, prior to or at the time of such transaction, make appropriate provision or cause appropriate provision to be made so that holders of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share of Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange. If in connection with any such consolidation, merger, sale, transfer or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Convertible Preferred Stock the right to elect the securities, cash or other assets into which the Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made and the effect of failing to exercise the election).

          (b) In case the Corporation shall (i) pay a dividend or make a distribution on its Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock into a greater number of shares,
     (iii) combine the shares of its outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of its capital stock, then in each such case the Conversion Rate in effect immediately prior thereto shall be proportionately adjusted so that the holder of any Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive, to the extent permitted by applicable law, the number and kind of shares of capital stock of the Corporation which such holder would have owned or have been entitled to receive after the happening of such event had such Convertible Preferred Stock been converted immediately prior to the record date for such event (or if no record date is established in connection with such event, the effective date for such action). An adjustment pursuant to this subparagraph (b) shall become effective immediately after the record date in the case of a stock dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          (c)(i) In case the Corporation shall issue Additional Shares of Common Stock (as defined herein) (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to Section 8(c)(iii)) without consideration or for a consideration per share less than the Current Market Price (as defined herein) calculated as provided herein as of the date of and immediately prior to such issue, then in each such case the Conversion Rate in effect on such issue date shall be adjusted in accordance with the formula:


                                                   O + N
                                    C//1//= C    x
                                                   O + N x P
                                                       -----
                                                         M
     where
     C//1//   =  the adjusted Conversion Rate.
     C        =  the current Conversion Rate.
     O        =  the number of shares of Common Stock outstanding immediately prior to such issue.
     N        =  the number of additional shares of Common Stock offered.
     P        =  the offering price per share of the additional shares.
     M        =  the Current Market Price per share of Common Stock immediately prior to such issue.


     For the purpose of such calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Convertible Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

          (ii) For purposes of this Section 8(c), the following definitions shall apply: (A) "Options" shall mean rights, options or warrants to
                       -------
     subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities; (B) "Convertible Securities" shall mean any
                                  ----------------------
     evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock; (C) "Additional Shares of Common Stock"
                                         ---------------------------------
     shall mean all shares of Common Stock issued (or, pursuant to Section 8(c)(iii), deemed to be issued) by the Corporation after July 26, 1999, other than shares of Common Stock issued or issuable: (1) upon conversion of shares of the Convertible Preferred Stock or upon conversion of shares of 1998A Convertible Preferred Stock; (2) pursuant to a stock grant, option plan or purchase plan, other employee stock incentive program or agreement approved by the Board of Directors which was disclosed in Schedule 5.3 of the 1999 Preferred Stock Purchase Agreement (the "Option
                                                                          ------
     Pool"); or (3) pursuant to the terms of any stock grant, option, warrant,
     ----
     employment agreement or other written obligation, agreement or commitment to which the Corporation was a party as of July 26, 1999 and which was disclosed in Schedule 5.3 of the 1999 Preferred Stock Purchase Agreement; and (D) "Current Market Price" shall mean the average of the daily Closing
              ---------------------
     Prices of the Common Stock (as defined in Section 7) on the 30 consecutive business days commencing 45 business days before such issue date, as applicable.

          (iii) In the event the Corporation at any time or from time to time after July 26, 1999 shall issue any Options (other than the issuance of Options pursuant to the Option Pool) or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share of such Additional Shares of Common Stock would be less than the Current Market Price calculated as provided herein as of the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities.

          (iv) Upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price and Conversion Rate computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                 (A) in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

               (B) in the case of Options for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities or Convertible Preferred Stock with respect to which such Options were actually exercised.

          (e) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

          (f) In the event that at any time, as a result of an adjustment made pursuant to subparagraph (a) or (b) above, the holder of any Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (a) through (e) above.

     Except as otherwise provided above in this Section 8, no adjustment in the Conversion Rate shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

     Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall send to each transfer agent for the Convertible Preferred Stock and the Common Stock, and to the principal securities exchange, if any, on which the Convertible Preferred Stock and the Common Stock is traded, or the Nasdaq National Market if the Convertible Preferred Stock or Common Stock is admitted for quotation thereon, a statement signed by the Chairman of the Board, the President or any Vice President of the Corporation and by its Treasurer or its Secretary stating the adjusted Conversion Rate determined as provided in this Section 8; and any adjustment so evidenced, given in good faith, shall be binding upon all shareholders and upon the Corporation. Whenever the Conversion Rate is adjusted, the Corporation shall give notice by mail at the time of, and together with, the next dividend payment to the holders of record of Convertible Preferred Stock, setting forth the adjustment and the new Conversion Rate and Conversion Price. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

     Whenever the Corporation shall propose to take any of the actions specified in subparagraphs (a), (b) or (c) of the first paragraph of this Section 8 which would result in any adjustment in the Conversion Rate, the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action to the holders of record of the outstanding Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to give such notice or any defect in such notice shall not affect the validity of the transaction.

     Anything herein to the contrary notwithstanding, no adjustment will be made to the Conversion Price or Conversion Rate by reason of (i) the issuance of Common Stock, Options or Convertible Securities to employees, directors, officers or consultants of the Corporation or any subsidiary of the Corporation pursuant to the Option Pool or the issuance of Common Stock upon the conversion, exercise or exchange thereof, (ii) the issuance of Common Stock upon the conversion, exercise or exchange of Options or Convertible Securities issued and outstanding on July 26, 1999, including, without limitation, the issuance of Common Stock upon the conversion of any shares of 1998A Convertible Preferred Stock, (iii) the issuance of Common Stock upon the conversion of the Convertible Preferred Stock, (iv) rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest, (v) the issuance of Common Stock upon the exercise, conversion or exchange of Options or Convertible Securities of the Corporation where the Conversion Price had previously been adjusted pursuant to this Section 8 upon the initial issuance of such Options or Convertible Securities. In addition, no adjustment in the Conversion Price need be made for a change in the par value of the Common Stock.

     Section 9.  Convertible Preferred Stock Not Redeemable at Option of Holders
                 ---------------------------------------------------------------
or Exchangeable; No Sinking Fund.  The Convertible Preferred Stock shall not be
--------------------------------
redeemable upon the request of holders thereof or exchangeable for other capital stock or indebtedness of the Corporation or other property. The shares of Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

     Section 10. Voting Rights. Except as herein provided or as otherwise
                 -------------
required by law, holders of Convertible Preferred Stock shall be entitled to the same voting rights as, and shall vote together as one class with, holders of Common Stock, with each holder of shares of Convertible Preferred Stock having such voting rights as are attributable to the number of whole shares of Common Stock into which such shares of Convertible Preferred Stock are convertible in accordance with Sections 7 and 8 hereof as of the date of such vote.

     In addition to any matters requiring a separate vote of the Convertible Preferred Stock as a single class under applicable law, the approval of the holders of a majority of the issued and outstanding shares of Convertible Preferred Stock, voting as a class, shall be required as set forth in Section 11 hereof with respect to the priority and rights of the Convertible Preferred Stock hereunder and under the Corporation's Certificate of Incorporation, as amended.

     At each meeting of shareholders at which the holders of shares of Convertible Preferred Stock shall have the right, voting separately as a single class, to take any action, the presence in person or by proxy of the holders of record of at least 50% of the shares of Convertible Preferred Stock outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At each such meeting, each holder of shares of Convertible Preferred Stock shall be entitled to vote for each share of Convertible Preferred Stock then held. In the absence of a quorum of the holders of shares of Convertible Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Convertible Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     Section 11.  Certain Actions Not to be Taken Without Vote of Holders of
                  ----------------------------------------------------------
Convertible Preferred Stock.  Without the consent or affirmative vote of the
---------------------------
holders of at least a majority of the outstanding shares of Convertible Preferred Stock, voting separately as a class, the Corporation shall not authorize, create or issue any shares of any other class or series of capital stock ranking senior to the Convertible Preferred Stock as to dividends or upon liquidation. The affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Convertible Preferred Stock, voting separately as a class, shall be required for any amendment, alteration or repeal, whether by merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation (including any certificate of designations establishing any class or series of Preferred Stock of the Corporation) if the amendment, alteration or repeal adversely affects the rights or preferences of the Convertible Preferred Stock; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any other capital stock of the Corporation ranking on a parity with or junior to the Convertible Preferred Stock shall not be deemed to materially affect such powers, preferences or special rights.

     Section 12.  Outstanding  Shares. For purposes of this Certificate of
                  -------------------
Designations, all shares of Convertible Preferred Stock shall be deemed outstanding except for (a) shares of Convertible Preferred Stock held of record or beneficially by the Corporation or any subsidiary of the Corporation; (b) from the date of surrender of certificates representing Convertible Preferred Stock for conversion pursuant to Section 7, all shares of Convertible Preferred Stock which have been converted into Common Stock or other securities or property pursuant to Section 7; and (c) from the date fixed for redemption pursuant to Section 6, all shares of Convertible Preferred Stock which have been called for redemption, provided that funds necessary for such redemption are available therefor and have been irrevocably deposited or set aside for such purpose.

     Section 13.  Status of Convertible Preferred Stock Upon Retirement.  Shares
                  -----------------------------------------------------
of Convertible Preferred Stock which are acquired or redeemed by the Corporation or converted pursuant to Section 7 shall be retired pursuant to the Delaware General Corporation Law, Section 243, or any successor provision, and thereupon shall return to the status of authorized and unissued shares of Preferred Stock of the Corporation without designation as to series. Upon the acquisition or redemption by the Corporation or conversion pursuant to Section 7 of all outstanding shares of Convertible Preferred Stock, all provisions of this Certificate of Designations shall cease to be of further effect. Upon the occurrence of such event, the Board of Directors of the Corporation shall have the power, pursuant to the Delaware General Corporation Law, Section 151(g), or any successor provision and without shareholder action, to cause this Certificate of Designations to be eliminated from the Corporation's Certificate of Incorporation.

     IN WITNESS WHEREOF, New Century Financial Corporation has caused this certificate to be signed by Robert K. Cole, its Chairman and Chief Executive Officer, and attested by Brad A. Morrice, its Secretary, this 26th day of July, 1999.


                                    NEW CENTURY FINANCIAL
                                     CORPORATION


                                    By _________________________
                                       Robert K. Cole
                                       Chairman and Chief Executive Officer


Attest:


By _________________________
   Brad A. Morrice
   Secretary